Exhibit 99.2

Nasdaq: SFNC 4 th Quarter 2022 Earnings Presentation Contents 5 Q4 Highlights 6 Q4 Results Overview 12 Loans 16 Deposits, Liquidity, Securities, Interest Rate Sensitivity & Capital 21 Credit Quality 25 Key Takeaways 27 Appendix

2 Forward - Looking Statements and Non - GAAP Financial Measures Forward - Looking Statements . Certain statements by Simmons First National Corporation (the “Company”, which where appropriate includes the Company’s wholly - owned banking subsidiary, Simmons Bank) contained in this presentation may not be based on historical facts and should be considered "forward - looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 . These forward - looking statements may be identified by reference to a future period(s) or by the use of forward - looking terminology, such as "anticipate," “believe,” “continue,” "estimate," "expect," "foresee,“ “indicate,” “plan,” “potential,” “project,” “target,” "may," "might," "will," "would," "could,“ “should,” “likely” or "intend," future or conditional verb tenses, and variations or negatives of such terms or by similar expressions . These forward - looking statements include, without limitation, statements relating to the Company’s future growth ; business strategies ; product development ; revenue ; expenses (including interest expense and non - interest expenses) ; assets ; loan demand (including loan growth, loan capacity, and other lending activity) ; asset quality ; profitability ; earnings ; critical accounting policies ; accretion ; net interest margin ; noninterest revenue ; the Company's common stock repurchase program ; adequacy of the allowance for credit losses ; income tax deductions ; credit quality ; level of credit losses from lending commitments ; net interest revenue ; interest rate sensitivity (including, among other things, the potential impact of rising rates) ; loan loss experience ; liquidity ; capital resources ; future economic conditions and market risk ; interest rates ; the expected benefits, milestones, timelines, and costs associated with the Company’s merger and acquisition strategy and activity ; the Company’s ability to recruit and retain key employees ; increases in, and cash flows associated with, the Company’s securities portfolio ; legal and regulatory limitations and compliance and competition ; anticipated loan principal reductions ; plans for investments in and cash flows from securities ; projections regarding securities investments ; the interest rate sensitivity estimates noted on slide 19 ; digital bank initiatives ; and dividends . Readers are cautioned not to place undue reliance on the forward - looking statements contained in this presentation in that actual results could differ materially from those indicated in or implied by such forward - looking statements due to a variety of factors . These factors include, but are not limited to, changes in the Company's operating or expansion strategy ; the availability of and costs associated with obtaining adequate and timely sources of liquidity ; the ability to maintain credit quality ; the effect of steps the Company takes in response to the COVID - 19 pandemic ; the pace of recovery when the pandemic subsides and the heightened impact it has on many of the risks described herein ; the effects of the pandemic on, among other things, the Company’s operations, liquidity, and credit quality ; changes in general market and economic conditions ; increased unemployment ; labor shortages ; possible adverse rulings, judgments, settlements and other outcomes of pending or future litigation ; the ability of the Company to collect amounts due under loan agreements ; changes in consumer preferences and loan demand ; effectiveness of the Company's interest rate risk management strategies ; laws and regulations affecting financial institutions in general or relating to taxes ; the effect of pending or future legislation ; the ability of the Company to repurchase its common stock on favorable terms ; the ability of the Company to successfully manage and implement its acquisition strategy and integrate acquired institutions ; difficulties and delays in integrating an acquired business or fully realizing cost savings and other benefits of mergers and acquisitions ; changes in interest rates, deposit flows, real estate values, and capital markets ; increased inflation ; customer acceptance of the Company's products and services ; changes or disruptions in technology and IT systems (including cyber threats, attacks and events) ; changes in accounting principles relating to loan loss recognition (current expected credit losses, or CECL) ; the benefits associated with the Company’s early retirement program ; political crises, war, and other military conflicts (including the ongoing military conflict between Russia and Ukraine) or other major events, or the prospect of these events ; increased competition ; changes in governmental policies ; loss of key employees ; and other risk factors . Other relevant risk factors may be detailed from time to time in the Company's press releases and filings with the U . S . Securities and Exchange Commission, including, without limitation, the Company’s Form 10 - K for the year ended December 31 , 2021 . Any forward - looking statement speaks only as of the date of this presentation, and the Company undertakes no obligation to update these forward - looking statements to reflect events or circumstances that occur after the date of this presentation . Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results . Non - GAAP Financial Measures . This presentation contains financial information determined by methods other than in accordance with U . S . generally accepted accounting principles (“GAAP”) . The Company’s management uses these non - GAAP financial measures in their analysis of the Company’s performance . These measures adjust GAAP performance measures to, among other things, include the tax benefit associated with revenue items that are tax - exempt, as well as exclude from net income (including on a per share diluted basis), pre - tax, pre - provision earnings, net charge - offs, income available to common shareholders, non - interest income, and non - interest expense certain income and expense items attributable to merger activity (primarily including merger - related expenses and Day 2 CECL provisions), gains and/or losses on sale of branches, net branch right - sizing initiatives, loss on redemption of trust preferred securities and gain on sale of intellectual property . In addition, the Company also presents certain figures based on tangible common stockholders’ equity, tangible assets and tangible book value, which exclude goodwill and other intangible assets . The Company further presents certain figures that are exclusive of the impact of Paycheck Protection Program (“PPP”) loans, deposits and/or loans acquired through acquisitions, mortgage warehouse loans, and/or energy loans, or gains and/or losses on the sale of securities . The Company’s management believes that these non - GAAP financial measures are useful to investors because they, among other things, present the results of the Company’s ongoing operations without the effect of mergers or other items not central to the Company’s ongoing business, as well as normalize for tax effects, the effects of the PPP, and certain other effects . Management, therefore, believes presentations of these non - GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s ongoing businesses, and management uses these non - GAAP financial measures to assess the performance of the Company’s ongoing businesses as related to prior financial periods . These non - GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non - GAAP performance measures that may be presented by other companies . Where non - GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the appendix to this presentation .

Simmons Bank: The culmination of a deliberate growth strategy…

1903 - 2012	Since 2012, we have dramatically improved our growth profile through geographic diversification, building brand awareness…

A firm foundation

On March 23, 1903, Simmons National Bank opens for business in Pine Bluff, AR

Total deposits collected on Day 1 were **$3,338.22**

In 1909, Simmons paid its first cash **dividend** to shareholders

On October 16, 1992, shares of Simmons First National Corporation begin trading on the **NASDAQ** stock exchange

Geographic transformation



Southwest Bancorp, Inc.
First Texas BHC
Hardeman County Investment Company, Inc.
Landmark Community Bank
Triumph Bancshares, Inc.
Liberty Bancshares, Inc.
Community First Bancshares, Inc.
Trust Company of the Ozarks
$3.5
$4.4
$4.6
$7.6
$8.4
$15.1
$16.5
$21.3
$22.4
$24.7
$27.5
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
Metropolitan National Bank
Delta Trust & Banking Corporation
Citizens National Bank
Reliance Bancshares, Inc.
Landrum Company
Spirit of Texas Bancshares, Inc.



6%
$2.6B[1]
Total Deposits
83 branches
94%
• Arkansas • Kansas



9%
1%
35%
16%
$22.2B[2]
Total Deposits
230 branches
17%
22%
• Arkansas • Texas • Tennessee • Missouri • Oklahoma • Kansas

Building brand awareness



Will Zalatoris Team Simmons Bank
2022 FEDEX St. Jude Championship Winner
2021 PGA Tour Rookie of the Year

Simmons Bank.Open
FOR THE SNEDEKER FOUNDATION

2022 Korn Ferry Tour Tournament of the Year



Simmons Bank
LIBERTY STADIUM
20
30

Memphis, TN



FIERCE IS FOREVER.
Simmons Bank

Ground-breaking support for female student athletes at 10 universities across our six-state footprint



Simmons Bank Arena

Little Rock, AR
Union City, TN



Simmons Bank

Simmons Bank Plaza at Dickies Arena Fort Worth, TX



Figures presented in acquisition timeline represent total assets (in billions) of SFNC as of December 31 of each respective year
(1) Total deposits and branch data as of June 30, 2012, based on FDIC Summary of Deposits filing
(2) Total deposits as of June 30, 2022, based on FDIC Summary of Deposits filing, branch data as of December 31, 2022

3

Simmons Bank’s first fully digital account origination solutions that generally require no human intervention on the bank’s side from beginning to end, while offering a streamlined and engaging opening process A fast, safe and easy way to send money to friends, family and other people you trust, regardless of where they bank 1 4 … that sets a strong foundation for the next stage … substantial investments in leading edge technology and digital banking, while creating a well - defined culture… Strong foundation for the next stage Technology/Digital enhancements that sets a strong foundation for 2023 and beyond Simmons Bank Mobile App… like having a bank in your pocket 4.8 out of 5 star rating on IOS app store A $100 million, multi - year project that began in 2018 to upgrade customer - facing and back - office IT systems so that they compete both now and well into the future A well - defined corporate culture Coin Checking and Savings Zelle and Zelle related marks are wholly owned by Early Warning Services, LLC and are used herein under license (1) U.S. checking or savings account required to use Zelle ®. Transactions between enrolled consumers typically occur in minutes. (2) Deposit market share ranking based on S&P Global Market Intelligence information based on FDIC Summary of Deposits repo rt as of June 30, 2022 (3) Based on research performed by Dividend Power Deposit Market Share 2 2 nd in Arkansas 8 th in Tennessee 9 th in Missouri 11 th in Oklahoma $0.38 $0.38 $0.40 $0.42 $0.44 $0.46 $0.48 $0.50 $0.60 $0.64 $0.68 $0.72 $0.76 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 1 of only 24 U.S. companies that have paid dividends for 100+ years 3 Organic Growth Better Bank Initiative P eople P rocesses S ystems Culture defines who we are at Simmons Bank. It provides parameters for our behaviors, values and attitudes and sets expectations for the ways we interact with others. This has been our story for more than 100 years as we’ve built a legacy around doing right by our team, customers and communities. Established the Simmons First Foundation in 2014

5 Q4 22 and FY 22 Highlights Q 4 net income $83.3M FY22 earnings of $256.4M 1 Q 4 earnings per share $0.65 Q4 adjusted EPS of $0.64 (1) 1 Net income up 3 % QoQ and up 73 % YoY EPS up 3 % QoQ and up 55 % YoY ROA of 1 . 22% , ROE of 10 . 27 % and ROTCE (1) of 19 . 29 % Q 4 total revenue of $237.7M FY22 revenue +13% 2 Record revenue of $ 887 . 4 million reported in FY 22 , up 13 % YoY . Positive operating leverage results in 13 % increase in FY 22 pre - provision net revenue . Pre - provision net revenue (1) $95.2M in Q4 FY22 PPNR (1) +13% QoQ loan growth + 3 % to $16.1B Unfunded commitments $5B 3 Solid balance sheet growth with loans up 3 % and deposits up 2 % linked quarter . NPL ratio of 37 basis points unchanged on a linked quarter basis . Net charge - offs for FY 22 total 9 bps and NPL coverage ratio remains healthy at 334 % NPL coverage ratio at 334% NPAs/total assets at 23 bps Book value per share +3% vs Q3 22 and Tangible BVPS (1) +6% 4 Regulatory capital ratios increase on a linked quarter basis and remain significantly above “well - capitalized” guidelines . Equity to asset ratio + 25 bps 11.9% at 12/31/22 TCE ratio (1) up +31 bps to 7% QoQ = 4Q22 vs 3Q22 YoY = 4Q22 vs 4Q21 (1) Non - GAAP measures that management believes aids in the discussion of results. See Appendix for Non - GAAP reconciliation

Q4 22 Results Overview

Q4 22 and FY 22 Financial Highlights

Summary Income Statement $ in millions, except per share data	Q4 22	Q3 22	Q4 21	% Change vs Q3 22	% Change vs Q4 21	FY 2022
Net interest income	193.0	193.6	153.1	-	26	717.3
Noninterest income, excluding securities gain (loss)[1]	44.7	43.0	46.9	4	(5)	170.3
Total revenue, excluding securities gain (loss)[1]	**237.7**	**236.6**	**200.0**	**-**	**19**	**887.7**
Noninterest expense	142.6	138.9	141.6	3	1	566.7
Pre-provision net revenue[1]	**95.2**	**97.7**	**58.4**	**(3)**	**63**	**320.9**
Gain (loss) on sale of securities	(0.1)	(0.0)	(0.3)	NM	NM	(0.3)
Provision for (recapture of) credit losses on loans	0.0	0.1	(1.3)	NM	NM	14.1
Provision for income taxes	11.8	17.0	11.2	(30)	6	50.1
Net income	**$ 83.3**	**$ 80.6**	**$ 48.2**	**3 %**	**73 %**	**$256.4**
Diluted EPS	**$ 0.65**	**$ 0.63**	**$ 0.42**	**3 %**	**55 %**	**$2.06**
Impact of certain items:						
Day 2 CECL provision	*$ -*	*$ -*	*$ 22.7*			*$ 33.8*
Merger related costs	*-*	*1.4*	*13.6*			*22.5*
Branch right sizing costs	*1.1*	*1.2*	*1.6*			*3.6*
Loss from early retirement of TruPS	*-*	*0.4*	*-*			*0.4*
Gain on sale of intellectual property	*-*	*(0.8)*	*-*			*(0.8)*
Gain on insurance settlement	*(4.1)*	*-*	*-*			*(4.1)*
Donation to Simmons First Foundation	*-*	*-*	*-*			*1.7*
Tax effect [2]	*0.8*	*(0.6)*	*(9.9)*			*(14.9)*
Total impact on earnings	*($2.2)*	*$ 1.7*	*$ 28.0*			*$ 42.2*
Adjusted pre-provision net revenue[1]	**$ 92.2**	**$ 100.0**	**$ 73.7**	**(8) %**	**25 %**	**$ 344.3**
Adjusted net income[1]	**$ 81.1**	**$ 82.3**	**$ 76.3**	**(1)**	**6 %**	**$ 298.6**
Adjusted diluted EPS[1]	**$ 0.64**	**$ 0.64**	**$ 0.67**	**-**	**(4) %**	**$ 2.40**

Q4 Highlights

(Comparisons reflect Q4 22 vs Q3 22)

Net Interest Income

- Loan growth ($535 million) outpaced cash flow from securities portfolio ($185 million principal)
- Decline in noninterest bearing and interest bearing transaction accounts ($342 million)
- Those dynamics required increased wholesale funding in the quarter, which drove increase in deposit costs and impacted net interest income growth
- Strategic decision to extend the duration of certain wholesale deposit maturities to reduce funding cost rate sensitivity.

Noninterest Income

- Increase in noninterest income reflects gain on insurance settlement, offset by continued decline in mortgage lending income and decline in wealth management fees due to seasonal items that benefited the prior quarter

Noninterest Expense

- Increase in noninterest expense reflects increase in FDIC deposit and state banking assessments, full-year tax credit amortization recorded in the fourth quarter and the impact of certain incentive compensation accrual adjustments recorded in the prior quarter

Provision for Income Taxes

- Decrease in provision for income taxes reflects benefit of tax credits recorded in the fourth quarter

Note: Numbers may not add due to rounding NM – not meaningful
(1) Non-GAAP measures that management believes aids in the discussion of results. See appendix for Non-GAAP reconciliation
(2) Effective tax rate of 26.135%

7

Net Interest Income and Margin (FTE)

Net Interest Income

$ in millions; FTE



+26%
$158.7
$151.2
$191.2
$199.8
$199.8
4Q21
1Q22
2Q22
3Q22
4Q22

Net Interest Margin

FTE (%)



2.86
2.76
3.24
3.34
3.31
3.24
3.23
Q4 21
Q1 22
Q2 22
Q3 22
Q4 22
NIM
NIM excluding PPP and accretion(1)

Q4 Highlights

(Comparisons reflect Q4 22 vs Q3 22)

Net interest income (FTE) was flat on a linked quarter basis.

Key highlights include:

- 4% increase in average loans
- +54 bp increase in loan yield and +39 bp increase in securities yield. Loan yield excluding PPP and accretion at 5.29%(1), up 56 bps
- Period end loan balance of $16.1 billion vs $15.9 billion average balance for the quarter, coupled with consistent balance of unfunded commitments provides a catalyst for future growth
- Strategic decision in the quarter to extend the duration of certain wholesale deposit maturities to reduce funding cost rate sensitivity (required prefunding cost to carry for portion of Q4)
- $1.4 million decrease in accretion income and PPP loans interest income

Remaining balance of purchase accounting accretion at 12/31/22 was $22.0 million

Net Interest Income Evolution

$ in millions; FTE



$199.8
$36.0
$(34.5)
$(1.4)
$199.8
Q3 22
Δ in Interest Income (FTE) ex PPP & Accretion
Δ in Interest Expense
Δ in Accretion & PPP Contribution
Q4 22

Loan, Securities & Deposits Yield/Rate

FTE (%)



4.58
4.34
4.54
4.86
5.40
+54 bps
+56 bps
1.74
1.86
2.08
2.29
2.68
+39 bps
0.17
0.14
0.18
0.47
1.02
+55 bps
Q4 21
Q1 22
Q2 22
Q3 22
Q4 22
Loan Yield (FTE)
Securities (FTE)
Cost of Deposits
Adjusted Loan Yield (1) (2)

FTE – Fully taxable equivalent using an effective tax rate of 26.135%
PPP – Paycheck Protection Program
(1) Non-GAAP measures that management believes aids in the discussion of results. See appendix for Non-GAAP reconciliation
(2) Adjusted loan yield excludes the impact of accretion and PPP

8

Noninterest Income

$ in millions	Q4 22	Q3 22	Q4 21	% Change vs Q3 22	% Change vs Q4 21	FY 2022	YoY % Change
Service charges on deposit accounts	$11.9	$12.6	$ 11.9	(5) %	- %	$ 46.5	8 %
Wealth management fees	8.2	8.6	8.0	(5)	1	31.9	2
Debit and credit card fees	7.8	7.7	7.5	2	5	31.2	10
Mortgage lending income	1.1	2.6	5.0	(56)	(77)	10.5	(52)
Bank owned life insurance	3.0	2.9	2.8	3	7	11.1	25
Other service charges and fees	2.0	2.1	1.8	(3)	15	7.6	(1)
Other	6.6	6.7	6.9	(1)	(4)	27.4	(15)
	40.6	43.0	43.8	(6)	(7)	166.3	(4)
Gain (loss) on sale of securities	(0.1)	-	(0.3)	NM	NM	(0.3)	NM
Gain on insurance/legal settlement	4.1	-	3.1	NM	NM	4.1	NM
Total noninterest income	**$44.6**	**$43.0**	**$46.6**	**4 %**	**(4) %**	**$170.1**	**(11) %**
Adjusted noninterest income (1)	**$40.6**	**$42.7**	**$46.6**	**(5) %**	**(13) %**	**$165.8**	**(11) %**

Q4 Highlights

(Comparisons reflect Q4 22 vs Q3 22)

- Noninterest income totaled $44.6 million, up 4%
- Included in Q4 results was a $4.1 million gain from an insurance settlement related to a weather-related event
- Decrease in adjusted noninterest income primarily due to continued decline in mortgage lending income that is consistent with industry trends given current market environment
- Expected decline in wealth management fees given market conditions and inclusion of seasonal items in the prior quarter
- The year-over-year decline in noninterest income reflects a decrease in gain on sale of securities, coupled with an industry driven decline in mortgage lending income. Most other fee-based business lines reported year-over-year increases

Revenue Per Employee (FTE)

($ in thousands)



$69.4
$69.5
$64.9
$64.9
$69.7
$69.8
$73.8
$73.7
$73.5
$72.2
Q4 21
Q1 22
Q2 22
Q3 22
Q4 22
Revenue per Employee
Adjusted Revenue per Employee(1)

Noninterest Income to Total Revenue



23.3%
23.5%
22.5%
22.5%
17.8%
17.9%
18.2%
18.1%
18.8%
17.4%
Q4 21
Q1 22
Q2 22
Q3 22
Q4 22

Noninterest Income Per Employee (FTE)

($ in thousands)



$16.2
$16.3
$14.6
$14.6
$12.4
$12.5
$13.4
$13.3
$13.8
$12.6
Q4 21
Q1 22
Q2 22
Q3 22
Q4 22

Note: Numbers may not add due to rounding NM – not meaningful FTE – Full-time equivalent

(1) Non-GAAP measures that management believes aids in the discussion of results. See appendix for Non-GAAP reconciliation

9

Noninterest Expense

$ in millions	Q4 22	Q3 22	Q4 21	% Change vs Q3 22	% Change vs Q4 21	FY 2022	YoY % Change
Salaries and employee benefits	$73.0	$71.9	$63.8	2 %	14 %	287.0	17 %
Occupancy expense, net	11.6	11.7	11.0	-	5	44.3	14
Furniture and equipment	5.4	5.4	4.7	-	14	20.7	4
Deposit insurance	3.7	3.3	2.1	12	75	11.6	66
OREO and foreclosure expense	0.4	0.2	0.6	108	(39)	1.0	(53)
Donation to Simmons First Foundation	-	-	-	-	-	1.7	NM
Other	48.5	45.1	45.7	8	6	178.0	16
Merger related costs and certain items	-	1.4	13.6	NM	NM	22.5	41
Total noninterest expense	**$142.6**	**$138.9**	**$141.6**	**3 %**	**1 %**	**$566.7**	**17 %**
Adjusted noninterest expense (1)	**$141.4**	**$136.4**	**$126.4**	**4 %**	**12 %**	**$539.1**	**15 %**

Q4 Highlights

- Noninterest expense comparisons on a YOY basis are impacted by the acquisitions of Spirit of Texas Bancshares, Inc. (April 2022), Landmark Community Bank (October 2021) and Triumph Bancshares, Inc. (October 2021)
- The increase in noninterest expense on a QoQ basis was driven by an increase in:
  - FDIC deposit and state bank assessments up approximately $0.8 million
  - Full-year tax credit amortization ($1.2 million)
  - The impact of certain incentive compensation accrual adjustments recorded in the prior quarter

Noninterest Expense as a Percentage of Total Average Assets


2.29%
2.05%
2.07%
2.02%
2.34%
2.03%
2.07%
2.03%
2.10%
2.08%
Q4 21
Q1 22
Q2 22
Q3 22
Q4 22
Noninterest Expense
Adjusted Noninterest Expense (1)

Efficiency Ratio


69.0%
59.5%
66.4%
63.0%
67.8%
56.7%
57.2%
54.4%
58.3%
57.0%
Q4 21
Q1 22
Q2 22
Q3 22
Q4 22
Efficiency Ratio
Adjusted Efficiency Ratio (1)

Employees (FTE)


2,877
2,893
3,233
3,206
3,236
Q4 21
Q1 22
Q2 22
Q3 22
Q4 22

Note: Numbers may not add due to rounding NM – not meaningful FTE – full-time equivalent
QoQ = 4Q22 vs 3Q22 YoY = 4Q22 vs 4Q21
(1) Non-GAAP measures that management believes aids in the discussion of results. See appendix for Non-GAAP reconciliation

10

Digital: Significant growth and enhancements implemented throughout the year

Customer Transactions by Channel



+17%
Digital
66%
70%
Q4 21
Q4 22
Branch Transactions
Digital Transactions

Zelle® Volume (transactions)



+274%
+59%
+50%
+30%
+21%
Q4 21
Q1 22
Q2 22
Q3 22
Q4 22

Mobile Deposit Dollars



+20%
Q4 21
Q4 22

Avg Deposit Balance per Mobile Acct



+14%
Q4 21
Q4 22

Launched Credit Score Manager in Q4



Credit Score Manager allows customers to:

- View their credit score in detail
- Gain insight into factors that contribute to their credit score
- Receive alerts when changes to their score takes place
- Utilize an interactive tool to see how future actions might affect their credit score
- Track their debt balances, monthly payments and calculate debt to income

Credit Report | Score Factors | Credit Alerts | Score Simulator | Debt Analysis



Credit Report
670
Score Factors
Credit Monitoring
Score Simulator
670
710
Debt Analysis
$210,000
$1,340

Zelle and Zelle related marks are wholly owned by Early Warning Services, LLC and are used herein under license

11

Loan Portfolio

Loan Portfolio: Well-diversified, granular portfolio with no significant concentrations

Loan Portfolio – Geographic diversification

By State



15%
33%
2%
5%
11%
$15.8B[1]
16%
18%
Texas
Arkansas
Tennessee
Missouri
Oklahoma
Kansas
Other

Top 10 MSA's	% of Total Loans[1]
Dallas-Plano-Irving	10.4%
Houston-Sugarland-Baytown	8.0%
Memphis	6.4%
Nashville-Davidson-Murfreesboro	5.9%
Fort Worth-Arlington	5.6%
Little Rock-North Little Rock-Conway	5.5%
St. Louis	3.8%
Fayetteville-Springdale-Rogers	3.4%
Oklahoma City	2.2%
Jonesboro, AR	2.0%

Office Portfolio (non-owner occupied)

By State



13%
4%
48%
10%
$1.0B
12%
13%
Texas
Arkansas
Tennessee
Missouri
Oklahoma
Other

Key Statistics	At 12/31/22
NPL Ratio	0.00%
Past Due 30+ Days	0.00%
Average Loan Size	$2.2M
Median Loan Size	$0.5M
Number of loans <$1M	64%

Retail (non-owner occupied)

By State



17%
5%
45%
11%
$1.0B
11%
11%
Texas
Arkansas
Tennessee
Missouri
Oklahoma
Other

Key Statistics	At 12/31/22
NPL Ratio	0.12%
Past Due 30+ Days	0.00%
Average Loan Size	$1.9M
Median Loan Size	$0.9M
Number of loans <$1M	52%

Construction-Land Development

By State



24%
45%
3%
$2.6B
4%
15%
9%
Texas
Arkansas
Tennessee
Missouri
Oklahoma
Other

Key Statistics	At 12/31/22
NPL Ratio	0.02%
Past Due 30+ Days	0.10%
Average Loan Size	$1.1M
Median Loan Size	$0.2M
Number of loans <$1M	81%

(1) Total loans excluding credit card portfolio and mortgage warehouse
Data shown above as of December 31, 2022.

13

$2,943 $3,428 $4,473 $5,138 $5,000 Q4 21 Q1 22 Q2 22 Q3 22 Q4 22 Unfunded Commitments $ in millions Mortgage Warehouse / PPP Agricultural 14 Loan portfolio: Solid growth that was geographically widespread PPP – Paycheck Protection Program Corporate Banking includes the following units: Corporate CRE, Public Sector Banking, Commercial Finance, Equipment Financing , A sset Based Lending, Institutional Banking and Mortgage Warehouse Total loans at 12/31/22 Total loans at 9/30/22 $(37) $(58) $28 $79 $110 $195 $218 $535 Linked Quarter Loan Growth $ in millions Total Loans RE - Commercial RE - Construction Commercial RE – Single Family Loan Growth by Core Banking Units Linked quarter percent change Metro Banking Community Banking Corporate Banking +8% Loan Portfolio Waterfall $ in millions Consumer & Other - % +4% Funded loan /advances Paydowns /payoffs +3% 78% variable rate • 70% tied to Prime • 28% tied to SOFR

+101 bps $340 $503 $766 $750 $824 $455 $392 $484 $484 $929 $838 $1,077 $542 $460 $467 $493 $619 $776 $1,114 $552 $270 Q2 21 Q3 21 Q4 21 Q1 22 Q2 22 Q3 22 Q4 22 Opportunity Proposal Ready to Close $1,291 $2,314 $2,364 $3,015 $1,480 $1,549 $1,122 15 Loan pipelines: Steadfastly focused on disciplined pricing and underwriting standards (1) Quarterly amounts adjusted for Illinois branches sold in 2021 Rate Ready to Close 3.77% 3.47% 3.28% 3.43% 4.45% 5.84% 6.85% Commercial Loan Pipeline by Category $ in millions $274 $242 $291 $219 $223 $183 $127 $120 $97 $108 $99 $58 $36 $21 Q2 21 Q3 21 Q4 21 Q1 22 Q2 22 Q3 22 Q4 22 Mortgage Closed Loan Volume Mortgage Pipeline Volume Mortgage Loan Volume $ in millions Q4 Highlights – Mortgage Loan Volume • Mortgage originations in Q 4 22 : • 81 % purchase • 19 % refinance Q4 Highlights – Commercial Loan Pipeline • Commercial loan pipeline continues to reflect impact of rising rates and macro economic environment • Focused on maintaining prudent underwriting standards and pricing discipline

Deposits, Liquidity, Securities, Interest Rate Sensitivity and Capital

0.65% 1.41% 0.47% 1.02% 2.20% 3.65% 0.00% 0.75% 1.50% 2.25% 3.00% 3.75% Q4 21 Q1 22 Q2 22 Q3 22 Q4 22 Interest Bearing Deposits Cost of Deposits Avg Fed Funds Rate Q4 21 Q1 22 Q2 22 Q3 22 Q4 22 Noninterest Bearing Interest Bearing Transactions Time Deposits 17 Deposits: Strategic decision in Q4 to extend the duration of certain wholesale deposits Source: Average Fed Funds rate based on data from www.macrotrends.net (1) Deposit beta calculated as change in cost of deposits from Q4 21 to Q4 22 divided by the change in quarterly average Fed era l Funds Effective rate for Q4 21 vs Q4 22. $19.4 $19.4 Evolution of Funding Rates Q4 Highlights • Total deposits increased 2 % on a linked quarter basis • Strategic decision to extend the duration of select wholesale deposits ; brokered CDs added in Q 4 range from 6 - 12 months maturities • Weighted average maturity of wholesale deposits increase to 8 . 4 months at 12 / 31 / 22 compared to 6 . 8 months at 9 / 30 / 22 $22.0 $22.1 +2% $924 $(183) $(140) $(202) $399 Linked Quarter Deposit Growth $ in millions Total Deposits Noninterest Bearing Transaction Accounts Interest Bearing Transaction Accounts Time Deposits Deposit Mix $ in billions $22.5 Brokered Deposits (money market & CDs) 24% deposit beta during this cycle (1)

18 Liquidity: Significant sources of liquidity Cash and Cash Equivalents + Variable Rate Securities $ in millions Q4 20 Q1 21 Q2 21 Q3 21 Q4 21 Q1 22 Q2 22 Q3 22 Q4 22 Cash & Cash Equivalents Variable Rate Securities $3,527 $4,103 $3,606 $3,286 $3,150 $3,132 $2,321 $1,910 $1,824 At December 31, 2022 Par Value Yield (FTE) (1) Effective Duration AFS HTM Fixed Rate Municipal $2,979 3.18% 11.81 37% 63% MBS/CMO 2,855 1.98 4.79 59 41 Treasury/Agency 582 2.34 8.79 17 83 Corporate 471 4.29 4.49 42 58 Other 177 3.31 4.35 48 52 Variable Rate 1,142 4.33 0.00 100 - Total $ 8 , 205 2.93% 6.56 53% 47% Securities Portfolio Summary $ in millions Q4 Highlights • Solid liquidity as cash position returns to more normalized level, aided by variable rate securities • Securities portfolio is expected to generate approximately $ 160 – $ 180 million in quarterly cash flow based on scheduled principal maturities • Cash flows from securities portfolio are expected to help fund future loan growth • Nominal change in effective duration - from 6 . 47 at 9 / 30 / 22 to 6 . 56 at 12 / 31 / 22 ; effective yield (1) increased 22 bps • Including $ 1 B matched swap on fixed rate securities, effective duration is 5 . 84 at 12 / 31 / 22 FTE – fully taxable equivalent using an effective tax rate of 26.135% NA – not available (1) Effective yield of securities portfolio at 12/31/22, excludes AOCI impact of HTM transfers made during Q2 22 (2) Source: S&P Global Market Intelligence. Represents peer median loan to deposit ratio. Peer group includes ABCB, AUB, OZ K, BOKF, CADE, CBSH, FBK, HWC, HTLF, HOMB, IBTX, ONB, PNFP, PB, RNST, SSB, SNV, TRMK, UMBF, UCBI $3,180 5,442 1,982 Additional Liquidity Sources $ in millions Unpledged securities FHLB borrowing availability Fed Funds lines and Fed Discount Window Total at 12.31.22 $10,604 Loan to Deposit Ratio 90% 76% 67% 62% 60% 62% 62% 69% 70% 72% Q4 19 Q4 20 Q1 21 Q2 21 Q3 21 Q4 21 Q1 22 Q2 22 Q3 22 Q4 22 Peer Median 2 89% 80% 75% 72% 71% 69% 69% 74% 79% NA

Interest Rate Sensitivity

Balance Sheet Interest Rate Sensitivity

Over the next 12 months (estimated)

Immediate increase in interest rates

Estimated net interest income sensitivity given immediate, parallel shift in interest rates across the yield curve with a static balance sheet



(0.49)%
0.40%
0.81%
D50 bps
U25 bps
U50 bps

Gradual increase in interest rates*

Estimated net interest income sensitivity given gradual, parallel shift in interest rates across the yield curve with a static balance sheet



(0.29)%
0.34%
0.67%
D50 bps
U25 bps
U50 bps

Fair Value Hedges

At December 31, 2022

Entered into a 2-year forward starting swap in September 2021 to convert designated AFS securities from fixed interest rates to variable interest rates based on federal funds effective rate.

Instrument	Hedged Asset	Notional	Fair Value	Weighted Avg Pay Rate	Receive Rate
2-yr Forward Starting Swap	Fixed Rate Callable AFS Securities	$1.0 Billion	$105 Million	1.21%	Federal Funds Effective (currently 4.33%)

3.12% Spread based on current rates

Loan Portfolio

At December 31, 2022



Fixed vs Variable Rate
57%
43%
Variable Rate Loans
Fixed Rate Loans



Floor Status – Variable Rate Loans
68%
32%
No Floor
Not At Floor



Variable Rate Loans – Rate Reset Date
22%
6%
21%
51%
Daily
Within 3Mo
4 to 12 Mo
Over 12 Mo

Approximately $1.1 billion principal of fixed rate loans maturing over the next 12 months at a weighted average rate of 4.86%

* Assumptions used in balance sheet interest rate sensitivity estimates under a gradual increase in interest rates include the following:
Down 50 bps scenario – 25 bp decrease in September and 25 bp decrease in December
Up 25 bps scenario – 25 bp increase in February
Up 50 bps scenario – 25 bp increase in February and 25 bp increase in March

19

20 Capital: Focused on tangible book value and maintaining strong regulatory capital levels (1) Q4 22 data as of December 31, 2022, 3Q 22 data as of September 30, 2022, and Q4 21 data as of December 31, 2021 (2) Non - GAAP measure that management believes aids in the discussion of results. See Appendix for Non - GAAP reconciliation (3) Based on January 12, 2023, closing stock price of $22.99. 9.1% 9.2% 9.3% 4Q 21 Q3 22 4Q 22 W ELL C APITALIZED 5.0% Tier 1 Leverage Ratio (1) 13.8% 11.7% 11.9% Q4 21 Q3 22 Q4 22 CET1 Capital Ratio (1) W ELL C APITALIZED 6.5% 13.8% 11.7% 11.9% Q4 21 Q3 22 Q4 22 Tier 1 Risk - Based Capital Ratio (1) 16.8% 14.1% 14.2% 4Q 21 Q3 22 Q4 22 Total Risk - Based Capital Ratio (1) W ELL C APITALIZED 10.0% W ELL C APITALIZED 8.0% $28.82 $24.87 $25.73 Q4 21 Q3 22 Q4 22 Book Value Per Common Share (1) +3% $17.71 $13.51 $14.33 Q4 21 Q3 22 Q4 22 +6% Tangible Book Value Per Common Share (1) (2) $0.40 $0.42 $0.44 $0.46 $0.48 $0.50 $0.60 $0.64 $0.68 $0.72 $0.76 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 113 consecutive years 30 - 35% targeted payout ratio 3.3% dividend yield (3) Proven Dividend Record Share Repurchase Program The Company did not repurchase any shares during Q4 22 under the 2022 Program authorized by the Board in January 2022

Credit Quality

Credit Quality: Key credit quality metrics remain at historically low-levels and reflect…

Annual Trend	12/31/22	12/31/21	Change
NPL / Loans	0.37%	0.57%	(20) bps
Nonperforming Loans (in millions)	$58.9	$68.6	$(9.7)
NPA / Assets	0.23%	0.31%	(8) bps
Nonperforming Assets (in millions)	$62.5	$76.3	$(13.8)
Past Due 30+ Days / Loans	0.18%	0.11%	7 bps
Net Charge-offs / Average Loans	0.09%	0.13%	(4) bps
NPL Coverage Ratio	334%	300%	34 bps
ACL / Loans	1.22%	1.71%	(49) bps
Total Loans (in millions)	$16,142	$12,013	$4,129

Net charge-offs to average loans (2)



Annual
Quarterly
9 bps for 2022
0.31%
0.21%
0.24%
0.45%
0.13%
0.22%
0.02%
0.00%
0.13%
2017
2018
2019
2020
2021
Q1 22
Q2 22
Q3 22
Q4 22

Acquired loans accounted for 6 bps of the 13 bps of total net charge-offs reported during Q4 22. While reported as net charge-offs, they were offset by a PCD adjustment

Nonperforming loans / loans (1)



Strategic decision to de-risk certain elements of the loan portfolio through planned run-off of particular acquired non-relationship credits
0.81%
0.67%
0.65%
0.96%
0.57%
Annual
0.53%
0.42%
0.37%
0.37%
Quarterly
2017
2018
2019
2020
2021
Q1 22
Q2 22
Q3 22
Q4 22

Nonperforming assets / total assets (1)



Annual
Quarterly
0.83%
0.64%
0.55%
0.64%
0.31%
0.29%
0.26%
0.23%
0.23%
2017
2018
2019
2020
2021
Q1 22
Q2 22
Q3 22
Q4 22

Credit card portfolio net charge-off ratio (2)



144 bps for 2022
1.61%
1.64%
1.86%
1.60%
1.40%
Annual
1.39%
1.55%
1.30%
1.52%
Quarterly
2017
2018
2019
2020
2021
Q1 22
Q2 22
Q3 22
Q4 22

Key Credit Metrics:

• Average FICO Scores	754
• Balance Weighted Average FICO Score	744
• Line Utilization	21%

… prudent underwriting standards and strategic decision in 2019 to de-risk certain elements of acquired loan portfolios

Source: S&P Global Market Intelligence 2017 – 2021
(1) As of December 31, for each respective year shown above; quarterly data as of the end of the quarter for each respective period
(2) Net charge-offs to average loans for the full-year for each respective year shown above; quarterly annualized data for each respective quarter

22

23 ACL: Reflects improved asset quality metrics and Moody’s economic forecast ACL – Allowance for Credit Losses on Loans (1) ALLL for 2017 – 2019 and ACL 2020 – 2022 (2) As of December 31, for each respective year shown above; quarterly data as of the end of the quarter for each respectiv e p eriod $ in millions ACL ACL / Loans ACL as of 9/30/21 $ 202.5 1.87% Q4 21 Recapture of Provision (24.0) Day 2 CECL Provision (Landmark/Triumph) 22.7 Q4 21 Net Charge - Offs (9.3) Day 1 PCD Allowance (Landmark/Triumph) 13.4 ACL as of 12/31/21 $ 205.3 1.71% Q1 22 Recapture of Provision (19.9) Q1 22 Net Charge - Offs (6.5) ACL as of 3/31/22 $ 178.9 1.49% Q2 22 Provision - Day 2 CECL Provision (Spirit) 30.3 Q2 22 Net Charge - Offs (0.7) Day 1 PCD Allowance (Spirit) 4.1 ACL as of 6/30/22 $ 212.6 1.41% Q3 22 Provision (15.9) Q3 22 Net Charge - Offs (0.2) Day 1 PCD Allowance Adjustment (Spirit) 1.1 ACL as of 9/30/22 $ 197.6 1.27% Q4 22 Provision - Q4 22 Net Charge - Offs (5.1) Day 1 PCD Allowance Adjustment (Spirit) 4.5 ACL as of 12/31/22 $ 197.0 1.22% Allowance for Credit Losses on Loans and Loan Coverage Reserve for Unfunded Commitments $ in millions As of 12/31/21 As of 3/31/22 As of 6/30/22 As of 9/30/22 As of 12/31/22 Unfunded Commitments $2,943 $3,428 $4,473 $5,138 $5,000 Reserve $22.4 $22.4 $25.9 $41.9 $41.9 Reserve / Unfunded Balance 0.8% 0.7% 0.6% 0.8% 0.8% ACL METHODOLOGY AS OF 12/31/22: ▪ Qualitative allocation: 0.31% ▪ Quantitative allocation: 0.91% ▪ Moody’s September 2022 scenarios with management’s weighting: Baseline (62%) / S1 (8%) / S2 (30%) ▪ Total credit coverage / total commitments: 1.13% ACL/ALLL (1) / Loans (%) and ACL/ALLL ($) (2) $ in millions $42 $57 $68 $220 $238 $205 $179 $213 $198 $197 0.39% 0.48% 0.46% 1.52% 1.85% 1.71% 1.49% 1.41% 1.27% 1.22% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 1.60% 1.80% 2.00% $0 $25 $50 $75 $100 $125 $150 $175 $200 $225 $250 2017 2018 2019 1/1/20 CECL Adoption 2020 2021 Q1 22 Q2 22 Q3 22 Q4 22

Company Ratings

Moody's Investors Service

Simmons First National Corporation

Long-Term Issuer Rating	Baa2
Subordinated Debt	Baa2
Outlook	Stable

Simmons Bank

Short-Term Deposit Rating	P-1
Long-Term Deposit Rating	A2
Short-Term Counterparty Risk Rating	P-2
Long-Term Counterparty Risk Rating	Baa1
Long-Term Issuer Rating	Baa2
Baseline Credit Assessment	baa1
Outlook	Stable

Moody's Investors Service assigned first-time ratings to Simmons First National Corporation and Simmons Bank on January 12, 2023

KBRA

Simmons First National Corporation

Senior Unsecured Debt	BBB+
Subordinated Debt	BBB
Short-Term Debt	K2
Long-Term Ratings	Stable

Simmons Bank

Deposit	A-
Short-Term Deposit	K2
Short-Term Debt	K2
Senior Unsecured Debt	A-
Subordinated Debt	BBB+
Long-Term Rating	Stable

Kroll Bond Rating Agency ratings shown above were reaffirmed on March, 4, 2022

Bauer Financial

5 ★★★★★ STARS (superior)

Star rating as of January 16, 2023

Rating Disclaimer: The ratings provided by Moody's Investors Service, Kroll Bond Rating Agency and BauerFinancial are subject to review or withdrawal by Moody's Investors Service, Kroll Bond Rating Agency and BauerFinancial, respectively, at any time and are not recommendations to buy, sell or hold securities. Each rating should be evaluated independently of any other rating. Those ratings are provided for informational purposes only and are solely the opinions of the rating agencies.

24

Key Takeaways

26 Key Takeaways 1 Strong foundation for the next stage centered on “Better Bank Initiative” that focuses on P eople, P rocesses and S ystems 2 Capital position provides a strong foundation to support future organic growth while also focusing on growing tangible book value per share 3 Credit quality metrics remain at historical lows and reflect the strength of our markets, our conservative credit culture and our strategic decision in 2019 to de - risk certain elements of acquired loan portfolios 4 Focused on organic balance sheet growth while maintaining disciplined loan and deposit pricing strategies designed to grow revenue and produce positive operating leverage

Appendix

28 Breakout: Loan portfolio by Category as of September 30, 2022 as of December 31, 2022 $ in millions Balance $ % of Total Loans Balance $ % of Total Loans Classified $ Nonperforming $ ACL % Unfunded Commitment $ Unfunded Commitment Reserve Total Loan Portfolio Consumer - Credit Card 193 1% 197 1% 1 1 2.7% - Consumer - Other 181 1% 153 1% - - 1.4% 28 Real Estate - Construction 2,372 15% 2,567 16% 4 3 1.4% 3,022 Real Estate - Commercial 7,250 46% 7,468 46% 106 15 1.3% 292 Real Estate - Single - family 2,467 16% 2,546 16% 27 23 0.7% 328 Commercial 2,512 16% 2,622 16% 27 17 1.3% 1,213 PPP 12 - 9 - - - - - Mortgage Warehouse 129 1% 95 1% - - 0.2% - Agriculture 264 2% 206 1% 1 - 0.3% 116 Other 227 1% 279 2% - - 1.5% 1 Total Loan Portfolio 15,607 100% 16,142 100% 166 59 1.22% 5,000 0.8% Loan Concentration (Holding Company Level) : C&D 82% 87% CRE 253% 259% Select Loan Categories (excluding PPP) Retail 1,480 9% 1,479 9% 9 4 2.1% 219 Nursing / Extended Care 337 2% 341 2% - - 1.1% 5 Healthcare 493 3% 501 3% 1 - 0.8% 171 Multifamily 883 6% 1,004 6% 9 - 0.7% 1,076 Hotel 867 6% 822 5% 66 7 1.4% 42 Restaurant 480 3% 505 3% 3 2 0.9% 35 NOO Office 993 6% 973 6% 4 - 2.3% 111 Energy 55 - 53 - 3 3 2.7% 6

Non-GAAP Reconciliations

$ in thousands, except per share data	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	YTD 2022	YTD 2021
Calculation of Adjusted Earnings							
Net Income	$ 48,238	$ 65,095	$ 27,454	$ 80,603	$ 83,260	$ 256,412	$ 271,156
Certain items							
Merger related costs	13,591	1,886	19,133	1,422	35	22,476	15,911
Branch right sizing, net	1,648	909	380	1,235	1,104	3,628	(906)
Day 2 CECL provision	22,688	-	33,779	-	-	33,779	22,688
Donation to Simmons First Foundation	-	-	1,738	-	-	1,738	-
Loss from early retirement of TruPS	-	-	-	365	-	365	-
Gain on sale of intellectual property	-	-	-	(750)	-	(750)	-
Gain on insurance settlement	-	-	-	-	(4,074)	(4,074)	-
Gain on sale of branches	-	-	-	-	-	-	(5,316)
Tax effect[1]	(9,913)	(731)	(14,382)	(594)	768	(14,939)	(8,462)
Certain items, net of tax	28,014	2,064	40,648	1,678	(2,167)	42,223	23,915
Adjusted earnings (non-GAAP)	$ 76,252	$ 67,159	$ 68,102	$ 82,281	$ 81,093	$ 298,635	$ 295,071
Calculation of Earnings and Adjusted Earnings per Diluted Share							
Net Income	$ 48,238	$ 65,095	$ 27,454	$ 80,603	$ 83,260	$ 256,412	$ 271,156
Less: Preferred stock dividend	8	-	-	-	-	-	47
Earnings available to common shareholders	$ 48,230	$ 65,095	$ 27,454	$ 80,603	$ 83,260	$ 256,412	$ 271,109
Diluted earnings per share	$ 0.42	$ 0.58	$ 0.21	$ 0.63	$ 0.65	$ 2.06	$ 2.46
Adjusted earnings (non-GAAP)	$ 76,252	$ 67,159	$ 68,102	$ 82,281	$ 81,093	$ 298,635	$ 295,071
Less: Preferred stock dividend	8	-	-	-	-	-	47
Adjusted earnings available to common shareholders (non-GAAP)	$ 76,244	$ 67,159	$ 68,102	$ 82,281	$ 81,093	$ 298,635	$ 295,024
Adjusted diluted earnings per share (non-GAAP)	$ 0.67	$ 0.59	$ 0.53	$ 0.64	$ 0.64	$ 2.40	$ 2.68

(1) Effective tax rate of 26.135%

29

Non-GAAP Reconciliations

$ in thousands	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	YTD 2022	YTD 2021
Calculation of Pre-Provision Net Revenue (PPNR)							
Net interest income	$ 153,081	$ 145,606	$ 185,099	$ 193,585	$ 193,026	$ 717,316	$ 591,532
Noninterest income	46,601	42,218	40,178	43,023	44,647	170,066	191,815
Less: Gain (loss) on sale of securities	(348)	(54)	(150)	(22)	(52)	(278)	15,498
Less: Noninterest expense	141,597	128,417	156,813	138,943	142,575	566,748	483,589
Pre-Provision Net Revenue (PPNR) (non-GAAP)	$ 58,433	$ 59,461	$ 68,614	$ 97,687	$ 95,150	$ 320,912	$ 284,260
Calculation of Adjusted Pre-Provision Net Revenue							
Pre-Provision Net Revenue (PPNR) (non-GAAP)	$ 58,433	$ 59,461	$ 68,614	$ 97,687	$ 95,150	$ 320,912	$ 284,260
Plus: Merger related costs	13,591	1,886	19,133	1,422	35	22,476	15,911
Plus: Branch right sizing costs	1,648	909	380	1,235	1,104	3,628	(906)
Plus : Loss from early retirement of TruPS	-	-	-	365	-	365	-
Plus: Donation to Simmons First Foundation	-	-	1,738	-	-	1,738	-
Less: Gain on sale of branches	-	-	-	-	-	-	(5,316)
Less: Gain on sale of intellectual property	-	-	-	(750)	-	(750)	-
Less: Gain on insurance settlement	-	-	-	-	(4,074)	(4,074)	-
Adjusted Pre-Provision Net Revenue (non-GAAP)	$ 73,672	$ 62,256	$ 89,865	$ 99,959	$ 92,215	$ 344,295	$ 293,949
Calculation of Book Value and Tangible Book Value per Share							
Total common stockholders' equity	$ 3,248,841	$ 2,961,607	$ 3,259,895	$ 3,157,151	$ 3,269,362		
Intangible assets:							
Goodwill	(1,146,007)	(1,147,007)	(1,310,528)	(1,309,000)	(1,319,598)		
Other intangible assets	(106,235)	(102,748)	(137,285)	(133,059)	(128,951)		
Total intangible assets	(1,252,242)	(1,249,755)	(1,447,813)	(1,442,059)	(1,448,549)		
Tangible common stockholders' equity (non-GAAP)	$ 1,996,599	$ 1,711,852	$ 1,812,082	$ 1,715,092	$ 1,820,813		
Shares of common stock outstanding	112,715,444	112,505,555	128,787,764	126,943,467	127,046,654		
Book value per common share	$ 28.82	$ 26.32	$ 25.31	$ 24.87	$ 25.73		
Tangible book value per common share (non-GAAP)	$ 17.71	$ 15.22	$ 14.07	$ 13.51	$ 14.33		

30

Non-GAAP Reconciliations

$ in thousands, except number of employees (FTE)	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	YTD 2022	YTD 2021
Calculation of Total Revenue Excluding Securities Gain (Loss) and Adjusted Total Revenue							
Net Interest Income (GAAP)	$ 153,081	$ 145,606	$ 185,099	$ 193,585	$ 193,026	$ 717,316	$ 591,532
Noninterest Income (GAAP)	46,601	42,218	40,178	43,023	44,647	170,066	191,815
Total Revenue	199,682	187,824	225,277	236,608	237,673	887,382	783,347
Less: Gain (loss) on sales of securities	(348)	(54)	(150)	(22)	(52)	(278)	15,498
Total Revenue, excluding securities gain (loss) (non-GAAP)	$ 200,030	$ 187,878	$ 225,427	$ 236,630	$ 237,725	$ 887,660	$ 767,849
Total Revenue, excluding securities gain (loss) (non-GAAP)	$ 200,030	$ 187,878	$ 225,427	$ 236,630	$ 237,725	$ 887,660	$ 767,849
Less: Branch right sizing income	2	-	(88)	(65)	-	(153)	369
Less: Gain on sale of branches	-	-	-	-	-	-	5,316
Less: Gain on sale of intellectual property	-	-	-	750	-	750	-
Less: Loss from early retirement of TruPS	-	-	-	(365)	-	(365)	-
Less: Gain on insurance settlement	-	-	-	-	4,074	4,074	-
Adjusted Total Revenue (non-GAAP)	$ 200,028	$ 187,878	$ 225,515	$ 236,310	$ 233,651	$ 883,354	$ 762,164
Employees (FTE)	2,877	2,893	3,233	3,206	3,236		
Total Revenue per Employee (FTE)	$ 69.41	$ 64.92	$ 69.68	$ 73.80	$ 73.45		
Adjusted Total Revenue per Employee (FTE)	$ 69.53	$ 64.94	$ 69.75	$ 73.71	$ 72.20		
Calculation of Adjusted Noninterest Income							
Noninterest Income (GAAP)	$ 46,601	$ 42,218	$ 40,178	$ 43,023	$ 44,647	$ 170,066	$ 191,815
Less: Branch right sizing income	2	-	(88)	(65)	-	(153)	369
Less: Gain on sale of branches	-	-	-	-	-	-	5,316
Less: Gain on sale of intellectual property	-	-	-	750	-	750	-
Less: Loss from early retirement of TruPS	-	-	-	(365)	-	(365)	-
Less: Gain on insurances settlement	-	-	-	-	4,074	4,074	-
Adjusted Noninterest Income (non-GAAP)	$ 46,599	$ 42,218	$ 40,266	$ 42,703	$ 40,573	$ 165,760	$ 186,130
Adjusted Noninterest Income (non-GAAP)	$ 46,599	$ 42,218	$ 40,266	$ 42,703	$ 40,573	$ 165,760	$ 186,130
Less: Gain (loss) on sale of securities	(348)	(54)	(150)	(22)	(52)	(278)	15,498
Adjusted Noninterest Income, excluding securities gains (losses) (non-GAAP)	$ 46,947	$ 42,272	$ 40,416	$ 42,725	$ 40,625	$ 166,038	$ 170,632

FTE – Full time equivalent

31

Non-GAAP Reconciliations

$ in thousands	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	YTD 2022	YTD 2021
Calculation of Noninterest Income Excluding Securities Gain (Loss)							
Noninterest Income (GAAP)	$ 46,601	$ 42,218	$ 40,178	$ 43,023	$ 44,647	$ 170,066	$ 191,815
Less: Gain (loss) on sale of securities	(348)	(54)	(150)	(22)	(52)	(278)	15,498
Noninterest income, excluding securities gains (losses) (non-GAAP)	$ 46,949	$ 42,272	$ 40,328	$ 43,045	$ 44,699	$ 170,344	$ 176,317
Calculation of Noninterest Income to Total Revenue							
Noninterest Income to Total Revenue	23.34%	22.48%	17.83%	18.18%	18.79%		
Adjusted Noninterest Income, excluding securities gain (loss) to Adjusted Total Revenue (non-GAAP) (reconciliation shown on page 31)	23.47%	22.50%	17.92%	18.08%	17.39%		
Noninterest Income per Employee	$ 16.20	$ 14.59	$ 12.43	$ 13.42	$ 13.80		
Adjusted Noninterest Income per Employee (FTE)	$ 16.32	$ 14.61	$ 12.50	$ 13.33	$ 12.55		
Calculation of Adjusted Noninterest Expense							
Noninterest Expense (GAAP)	$ 141,597	$ 128,417	$ 156,813	$ 138,943	$ 142,575	$ 566,748	$ 483,589
Less: Merger related costs	13,591	1,886	19,133	1,422	35	22,476	15,911
Less: Branch right sizing expense	1,650	909	292	1,170	1,104	3,475	(537)
Less: Donation to Simmons First Foundation	-	-	1,738	-	-	1,738	-
Adjusted Noninterest Expense (non-GAAP)	$ 126,356	$ 125,622	$ 135,650	$ 136,351	$ 141,436	$ 539,059	$ 468,215
Calculation of Noninterest Expense to Average Assets							
Average total assets	$ 24,698,022	$ 24,826,199	$ 26,769,032	$ 26,868,731	$ 27,180,575		
Noninterest expense to average total assets	2.29%	2.07%	2.34%	2.07%	2.10%		
Adjusted noninterest expense to average assets (non-GAAP)	2.05%	2.02%	2.03%	2.03%	2.08%		

FTE – Full time equivalent

32

Non-GAAP Reconciliations

$ in thousands	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022
Calculation of Efficiency Ratio and Adjusted Efficiency Ratio					
Noninterest Expense (efficiency ratio numerator)	$ 141,597	$ 128,417	$ 156,813	$ 138,943	$ 142,575
Total Revenue	$ 199,682	$ 187,824	$ 225,277	$ 236,608	$ 237,673
Fully taxable equivalent adjustment	5,579	5,602	6,096	6,203	6,770
Efficiency ratio denominator	$ 205,261	$ 193,426	$ 231,373	$ 242,811	$ 244,443
Efficiency ratio (based on GAAP figures)	68.98%	66.39%	67.77%	57.22%	58.33%
Adjusted Noninterest Expense (non-GAAP) (reconciliation shown on page 32)	$ 126,356	$ 125,622	$ 135,650	$ 136,351	$ 141,436
Less: Other real estate and foreclosure expense	576	343	142	168	350
Less: Amortization of intangible assets	3,486	3,486	4,096	4,225	4,108
Adjusted efficiency ratio numerator (non-GAAP)	$ 122,294	$ 121,793	$ 131,412	$ 131,958	$ 136,978
Adjusted Total Revenue (non-GAAP) (reconciliation shown on page 31)	$ 200,028	$ 187,878	$ 225,515	$ 236,310	$ 233,651
Fully taxable equivalent adjustment	5,579	5,602	6,096	6,203	6,770
Adjusted efficiency ratio denominator non-GAAP)	$ 205,607	$ 193,480	$ 231,611	$ 242,513	$ 240,421
Adjusted Efficiency Ratio (non-GAAP)	59.48%	62.95%	56.74%	54.41%	56.97%

Fully taxable equivalent adjustment using an effective tax rate of 26.135%

33

Non-GAAP Reconciliations

$ in thousands	Q3 2022	Q4 2022
Calculation of Net Interest Margin		
Net Interest Income	$ 193,585	$ 193,026
Plus: taxable equivalent adjustment	6,203	6,770
Net Interest Income – fully taxable equivalent	199,788	199,796
Less: Accretion	(5,834)	(4,473)
Less: PPP interest income	(191)	(103)
Net Interest Income – fully taxable equivalent excluding PPP interest income	$ 193,763	$ 195,220
Average Earning Assets	$ 23,745,097	$ 23,970,128
Less: PPP loans (average)	(18,179)	(11,325)
Average Earning Assets, excluding PPP loans	$ 23,726,918	$ 23,958,803
Net Interest Margin	3.34%	3.31%
Net Interest Margin – excluding accretion and PPP interest income	3.24%	3.23%
Calculation of Loan Yield		
Loan interest income (FTE)	$ 187,851	$ 216,782
Less: Accretion on acquired loans	(5,261)	(4,464)
Less: PPP interest income	(191)	(103)
Adjusted Loan Interest Income (FTE)	$ 182,399	$ 212,215
Average loans	$ 15,320,833	$ 15,929,957
Less: PPP loans (average)	(18,179)	(11,325)
	$ 15,302,654	$ 15,918,632
Loan yield (FTE)	4.86%	5.40%
Loan yield (FTE) – excluding accretion and PPP interest income	4.73%	5.29%

$ in thousands	Q3 2022	Q4 2022
Calculation of Tangible Common Equity (TCE)		
Total stockholders' equity	$ 3,157,151	$ 3,269,362
Less: Preferred stock	-	-
Total common stockholders' equity	$ 3,157,151	$ 3,269,362
Total assets	$ 27,076,074	$ 27,461,061
Less: Intangible assets	(1,442,059)	(1,448,549)
Total tangible assets	$ 25,634,015	$ 26,012,512
Common equity to total assets	11.66%	11.91%
Tangible common equity to tangible common assets (non-GAAP)	6.69%	7.00%
Calculation of Return on Tangible Common Equity		
Net income		$ 83,260
Less: Preferred dividend		-
Net income available to common stockholders		$ 83,260
Net income available to common stockholders		$ 83,260
Less: Amortization of intangible assets, net of taxes		3,035
Adjusted net income available to common stockholders (non-GAAP)		$ 86,295
Average common stockholders' equity		$ 3,214,912
Less: Average intangible assets		1,440,353
Average tangible common stockholders' equity (non-GAAP)		$ 1,774,559
Return on average common equity		10.27%
Return on average tangible common equity (non-GAAP)		19.29%

FTE - Fully taxable equivalent adjustment using an effective tax rate of 26.135%

34

Nasdaq: SFNC 4 th Quarter 2022 Earnings Presentation Contents 5 Q4 Highlights 6 Q4 Results Overview 12 Loans 16 Deposits, Liquidity, Securities, Interest Rate Sensitivity & Capital 21 Credit Quality 25 Key Takeaways 27 Appendix